SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 3, 2004

(Date of earliest event reported)

ONYX ACCEPTANCE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	000-28050 (Commission File No.)	33-0577635 (I.R.S. Employer Identification No.)

27051 Towne Centre Drive, Suite 100 Foothill Ranch, California (Address of Principal Executive Offices)	92610 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 465-3900

Forward-Looking Statements

     When used throughout this form 8-K, the words “believes”, “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements. Such statements are subject to the many risks and uncertainties which affect our business and actual results could differ materially from those projected and forecasted. These uncertainties, which include competition within the automobile finance industry, the continued performance of our portfolio, the effect of economic conditions, litigation risks and the availability of capital to finance planned growth, may not be limited to those we have identified and disclosed in this form 8-K. Given these uncertainties, readers are cautioned not to place undue reliance on such statements. Other than as may be required by law, we also undertake no obligation to update these forward looking statements to reflect any future events or circumstances after the filing of this form 8-K.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Letter to Stockholders from President and Chief Executive Officer of Onyx Acceptance Corporation

Item 9. Regulation FD Disclosure.

     On or about May 3, 2004, we will distribute our Annual Report for the year ended December 31, 2003 which will include a letter to our stockholders from John W. Hall, our President and Chief Executive Officer. A copy of this letter is attached as Exhibit 99.1 to this Current Report on Form 8-K, and the contents of the Exhibit are hereby furnished and incorporated herein by reference.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX ACCEPTANCE CORPORATION
May 3, 2004	By:	/s/ Michael A. Krahelski
Michael A. Krahelski,
Senior Vice President

EXHIBIT INDEX

99.1	Letter to Stockholders from President and Chief Executive Officer of Onyx Acceptance Corporation

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